Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  January 24, 2024

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2023 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three and twelve month periods ended December 31, 2023.

Unaudited Financial Information

Net income recorded for the year ended December 31, 2023 was $18.2 million, or $3.19 diluted earnings per share, compared to $30.0 million, or $5.29 diluted earnings per share, for the year ended December 31, 2022.  The $11.8 million, or 39% decline in net income stemmed from the $10.2 million reduction in net interest income and $5.2 million less non-interest income primarily from losses on the sale of securities partially offset by $3.4 million lower provision for income taxes.

During the fourth quarter of 2023, the Company sold certain available-for-sale securities with a carrying value of $35.6 million for a $6.5 million pre-tax loss in order to deleverage the reliance on short-term borrowings in order to reposition the balance sheet. Excluding the loss on the sale of securities of $5.1 million, net of tax, adjusted net income was $23.3 million, or $4.08 adjusted diluted earnings per share, for the year ended December 31, 2023, a $6.7 million decrease compared to 2022. For more detail on adjusted net income which is a non-GAAP measurement, refer to the “Non-GAAP Measures” table within the Selected Financial Ratios and Other Data section.

“2023 core earnings remained strong as we repositioned the balance sheet to provide flexibility through uncertain economic climates. We continue to execute well,” stated Daniel J. Santaniello, President and Chief Executive Officer. “Our balance sheet and credit quality are strong, and expenses remain well managed. We continue to be focused, disciplined and thoughtful as we execute on our strategic plan. The Fidelity Bankers have demonstrated exemplary efforts and Fidelity Bank is well positioned for the future and committed to our clients, shareholders, and the communities we serve.”

Net income for the quarter ended December 31, 2023 was $0.5 million, or $0.08 diluted earnings per share, compared to $7.1 million, or $1.26 diluted earnings per share, for the quarter ended December 31, 2022.  The $6.6 million, or 93%, decline in net income resulted primarily from $5.9 million lower non-interest income due to the $6.5 million loss on the sale of securities during the fourth quarter of 2023. Net interest income declined $3.4 million which was partially offset by a $2.1 million reduction in the provision for income taxes and $0.4 million less in the provision for credit losses on loans.

Excluding the loss on the sale of securities of $5.1 million, net of tax, adjusted net income was $5.6 million, or $0.97 adjusted diluted earnings per share, for the quarter ended December 31, 2023, a $1.5 million decrease compared to the same period in 2022. For more detail on adjusted net income which is a non-GAAP measurement, refer to the “Non-GAAP Measures” table within the Selected Financial Ratios and Other Data section.

Consolidated Year-To-Date Operating Results Overview

Net interest income was $62.1 million for the year ended December 31, 2023 compared to $72.3 million for the year ended December 31, 2022.  The $10.2 million, or 14%, decline was the result of interest expense growing faster than interest income.  On the asset side, the loan portfolio caused interest income growth by producing $16.6 million more interest income from an increase of 68 basis points in FTE loan yields on $134.5 million in higher average balances. Interest income in the commercial portfolio increased $9.2 million during the year ended December 31, 2023 compared to the same 2022 period, despite recognition of $1.2 million less Small Business Administration ("SBA") fees attributable to Paycheck Protection Program ("PPP") loans over the same time period.  Interest income from investments decreased $1.1 million from the $67.1 million lower average balance in the portfolio. On the funding side, interest expense increased by $25.4 million primarily due to the 144 basis point higher rate paid on interest-bearing deposits. The Company also required $48.8 million more in average short-term borrowings which added $2.3 million in interest expense. FTE net interest spread was 2.25% for 2023, or 91 basis points lower than the 3.16% recorded for 2022.  Over the same time period, the Company’s FTE net interest margin decreased by 47 basis points to 2.81% from 3.28%.

The provision for credit losses on loans was $1.5 million which was partially offset by a benefit for credit losses on unfunded loan commitments of $0.2 million for 2023. During the first quarter of 2023, the Company adopted Accounting Standard Update 2016-13, Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (CECL). The provision for credit losses on loans and unfunded commitments for reporting periods beginning after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. For the year ended December 31, 2023, the benefit for credit losses on unfunded commitments was due to a reduction in unfunded commitments during the year. For the year ended December 31, 2023, the increase in the allowance for credit losses on loans was due to growth and change in composition of the loan portfolio.

Total non-interest income for the year ended December 31, 2023 was $11.4 million, a decrease of $5.2 million, or 31%, from $16.6 million for the year ended December 31, 2022. Non-interest income would have increased $1.3 million if not for the $6.5 million loss on the sale of securities during 2023. In addition, the Company also recorded $0.7 million lower gains on loans sold and $0.3 million less service charges on loans.  Partially offsetting these decreases was $0.5 million in additional trust fiduciary fees, $0.5 million more service charges on deposits, $0.3 million in recoveries from acquired charged-off loans, $0.3 million higher commercial swap fees, $0.3 million in additional mortgage servicing fees and $0.2 million more debit card interchange fees.

Non-interest expenses increased to $51.9 million for the year ended December 31, 2023, an increase of $0.5 million, or 1%, from $51.4 million for the year ended December 31, 2022. The largest driver of this increase was a $1.2 million increase in premises and equipment expenses which increased $0.6 million primarily from additional depreciation, equipment maintenance and software subscription related expenses. In addition, the Company incurred $0.5 million more in fraud losses, $0.4 million higher FDIC assessment and a $0.4 million increase in professional service expenses. Partially offsetting these increases, salaries and employee benefits expenses decreased $1.3 million, primarily from less incentive based compensation, and PA shares tax expense declined $0.6 million from a lower capital taxable base.

The provision for income taxes decreased $3.4 million during 2023 compared to 2022 due to a $0.5 million increase in tax credits and the lower income before taxes.

Consolidated Fourth Quarter Operating Results Overview

Net interest income was $14.9 million for the fourth quarter of 2023, a 19% decrease over the $18.3 million earned for the fourth quarter of 2022.  The $3.4 million decline in net interest income resulted primarily from the $7.0 million increase in interest expense primarily due to a 156 basis point increase in the rates paid on interest-bearing deposits supplemented by $27.7 million higher average balances of interest-bearing deposits. The Company also required $44.6 million more in average short-term borrowings during the fourth quarter of 2023 which contributed $0.5 million in additional interest expense compared to the fourth quarter of 2022. Partially offsetting the higher interest expense, interest income grew $3.5 million primarily due to a $123.9 million increase in the average balance of loans and leases and a 63 basis point increase in fully-taxable equivalent ("FTE") yields earned thereon, producing $4.0 million higher FTE interest income. Partially offsetting the higher interest income in the loan portfolio, interest income from the investment portfolio declined $0.4 million primarily from the decrease of $79.6 million in the average balance of securities.

The overall cost of interest-bearing liabilities was 2.36% for the fourth quarter of 2023, an increase of 162 basis points from the 0.74% paid for the fourth quarter of 2022.  The cost of funds increased 126 basis points to 1.79% for the fourth quarter of 2023 from 0.53% for the fourth quarter of 2022. The Company’s FTE (non-GAAP measurement) net interest spread was 2.00% for the fourth quarter of 2023, down 104 basis points from the 3.04% recorded for the fourth quarter of 2022.  FTE net interest margin decreased by 61 basis points to 2.66% for the three months ended December 31, 2023 from 3.27% for the same 2022 period due to the increase in rates paid on interest-bearing liabilities growing at a faster pace than the yields on interest-earning assets. Average non-interest bearing deposits, which impact net interest margin, decreased $75.6 million quarter-over-quarter resulting in the widening gap between spread and margin.

The provision for credit losses on loans was $0.1 million partially offset by a net benefit in the provision for credit losses on unfunded loan commitments of $0.1 million for the fourth quarter of 2023. For the three months ended December 31, 2023, the increase in the provision for credit losses on loans was due to growth and change in composition of the loan portfolio. For the three months ended December 31, 2023, the $0.1 million benefit for credit losses on unfunded commitments was due to a reduction in unfunded commitments during the quarter.

Total non-interest income decreased $5.9 million due to the $6.5 million loss recognized on the sale of securities during the fourth quarter of 2023. Partially offsetting this decrease was the $0.3 million increase in wealth management revenue, $0.1 million in mortgage servicing fees and $0.1 million higher service charges on deposits.

Non-interest expenses remained relatively unchanged for the fourth quarter of 2023 compared to the same quarter of 2022.  Increases of $0.2 million in premises and equipment expenses and $0.2 million in fraud losses were partially offset by decreases of $0.2 million in professional services.

The provision for income taxes decreased $2.1 million during the fourth quarter of 2023 primarily due to the lower level of operating income compared to the fourth quarter of 2022.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets grew to $2.5 billion as of December 31, 2023, an increase of $125 million from December 31, 2022.  Growth in the loan portfolio of $121 million and $83 million in cash and cash equivalents was partially offset by a reduction of the investment portfolio by $75 million. The decline in the investment portfolio was primarily due to sales of $67 million in securities and $25 million in paydowns partially offset by a $16 million increase in market value of available-for-sale securities. Also noteworthy during 2023, the market value of held-to-maturity securities increased by $10 million, with $27 million in unrealized losses at December 31, 2023. During the same time period, total liabilities increased $98 million, or 4%.  Growth of $104 million in short-term borrowings replaced deposit declines of $8 million with the remaining balance used to fund loan growth with the excess increasing cash balances. Transactional deposit mix changed with overall balances down primarily from customers' investing part of their funds in higher yields and increased consumer spending. This reduction was partially mitigated through the $96 million growth achieved by promotional CD offerings during 2023. As of December 31, 2023, the ratio of insured and collateralized deposits to total deposits was approximately 77%.

Shareholders’ equity increased $26.5 million, or 16%, to $189.5 million at December 31, 2023 from $163.0 million at December 31, 2022. The increase was caused by a $14.7 million, after tax, improvement in accumulated other comprehensive income from lower net unrealized losses recorded on available-for-sale investment securities plus retained earnings increase from net income of $18.2 million, partially offset by $8.4 million in cash dividends paid to shareholders. An additional $3.3 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation expense. Partially offsetting these increases was a cumulative-effect adjustment made for adoption of ASU 2016-13 during the first quarter of 2023 which reduced retained earnings by $1.3 million. At December 31, 2023, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Company remains well capitalized with Tier 1 capital at 9.15% of total average assets as of December 31, 2023.  Total risk-based capital was 14.67% of risk-weighted assets and Tier 1 risk-based capital was 13.42% of risk-weighted assets as of December 31, 2023.  Tangible book value per share was $29.57 at December 31, 2023 compared to $25.18 at December 31, 2022.  Tangible common equity was 6.79% of total assets at December 31, 2023 compared to 6.01% at December 31, 2022.

Asset Quality

Total non-performing assets were $3.3 million, or 0.13% of total assets, at December 31, 2023, compared to $2.7 million, or 0.12% of total assets, at December 31, 2022. Past due and non-accrual loans to total loans were 0.46% at December 31, 2023 compared to 0.28% at December 31, 2022. Net charge-offs to average total loans were 0.04% at December 31, 2023 compared to 0.04% at December 31, 2022.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 5,980 hours of volunteer time and over $1.4 million in donations to non-profit organizations directly within the markets served throughout 2023. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

 The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

 Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent (FTE), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2023 and 2022.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;

■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
■	the effects of economic conditions of any pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$111,949	$29,091
Investment securities	568,273	643,606
Restricted investments in bank stock	3,905	5,268
Loans and leases	1,686,555	1,565,811
Allowance for credit losses on loans	(18,806)	(17,149)
Premises and equipment, net	34,232	31,307
Life insurance cash surrender value	54,572	54,035
Goodwill and core deposit intangible	20,812	21,168
Other assets	41,667	45,235

Total assets	$2,503,159	$2,378,372

Liabilities
Non-interest-bearing deposits	$536,143	$602,608
Interest-bearing deposits	1,622,282	1,564,305
Total deposits	2,158,425	2,166,913
Short-term borrowings	117,000	12,940
Secured borrowings	7,372	7,619
Other liabilities	30,883	27,950
Total liabilities	2,313,680	2,215,422

Shareholders' equity	189,479	162,950

Total liabilities and shareholders' equity	$2,503,159	$2,378,372

Average Year-To-Date Balances:	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$35,462	$81,532
Investment securities	597,359	684,588
Restricted investments in bank stock	4,212	3,565
Loans and leases	1,635,286	1,500,796
Allowance for credit losses on loans	(18,680)	(16,612)
Premises and equipment, net	32,215	30,640
Life insurance cash surrender value	54,085	53,443
Goodwill and core deposit intangible	20,977	21,359
Other assets	44,180	40,265

Total assets	$2,405,096	$2,399,576

Liabilities
Non-interest-bearing deposits	$558,962	$594,541
Interest-bearing deposits	1,586,527	1,593,805
Total deposits	2,145,489	2,188,346
Short-term borrowings	49,860	1,031
Secured borrowings	7,489	8,886
Other liabilities	29,881	28,434
Total liabilities	2,232,719	2,226,697

Shareholders' equity	172,377	172,879

Total liabilities and shareholders' equity	$2,405,096	$2,399,576

-FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Interest income
Loans and leases	$21,407	$17,425	$80,629	$64,020
Securities and other	3,434	3,869	13,206	14,652

Total interest income	24,840	21,294	93,835	78,672

Interest expense
Deposits	(9,232)	(2,822)	(28,945)	(6,144)
Borrowings and debt	(707)	(145)	(2,843)	(254)

Total interest expense	(9,939)	(2,967)	(31,788)	(6,398)

Net interest income	14,901	18,327	62,047	72,274

Provision for credit losses on loans	(111)	(525)	(1,491)	(2,100)
Net benefit (provision) for credit losses on unfunded loan commitments	65	(11)	165	13
Non-interest income (loss)	(1,944)	3,920	11,405	16,642
Non-interest expense	(12,804)	(12,854)	(51,870)	(51,361)

Income before income taxes	107	8,857	20,256	35,468

(Provision) benefit for income taxes	361	(1,711)	(2,046)	(5,447)
Net income	$468	$7,146	$18,210	$30,021

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Interest income
Loans and leases	$21,407	$20,502	$19,703	$19,018	$17,425
Securities and other	3,434	3,176	3,276	3,320	3,869

Total interest income	24,840	23,678	22,979	22,338	21,294

Interest expense
Deposits	(9,232)	(8,488)	(6,607)	(4,618)	(2,822)
Borrowings and debt	(707)	(551)	(890)	(695)	(145)

Total interest expense	(9,939)	(9,039)	(7,497)	(5,313)	(2,967)

Net interest income	14,901	14,639	15,482	17,025	18,327

Provision for credit losses on loans	(111)	(525)	(675)	(180)	(525)
Net benefit (provision) for credit losses on unfunded loan commitments	65	275	50	(225)	(11)
Non-interest income (loss)	(1,944)	4,325	4,535	4,489	3,920
Non-interest expense	(12,804)	(12,784)	(13,425)	(12,857)	(12,854)

Income before income taxes	107	5,930	5,967	8,252	8,857

(Provision) benefit for income taxes	361	(590)	(605)	(1,212)	(1,711)
Net income	$468	$5,340	$5,362	$7,040	$7,146

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Assets
Cash and cash equivalents	$111,949	$110,471	$69,632	$63,038	$29,091
Investment securities	568,273	576,688	604,264	614,526	643,606
Restricted investments in bank stock	3,905	3,800	3,728	5,968	5,268
Loans and leases	1,686,555	1,647,552	1,631,472	1,627,155	1,565,811
Allowance for credit losses on loans	(18,806)	(18,757)	(18,350)	(17,910)	(17,149)
Premises and equipment, net	34,232	32,625	31,329	31,408	31,307
Life insurance cash surrender value	54,572	54,226	53,892	53,567	54,035
Goodwill and core deposit intangible	20,812	20,897	20,981	21,071	21,168
Other assets	41,667	49,318	44,284	44,198	45,235

Total assets	$2,503,159	$2,476,820	$2,441,232	$2,443,021	$2,378,372

Liabilities
Non-interest-bearing deposits	$536,143	$549,741	$582,473	$591,055	$602,608
Interest-bearing deposits	1,622,282	1,602,018	1,569,519	1,552,036	1,564,305
Total deposits	2,158,425	2,151,759	2,151,992	2,143,091	2,166,913
Short-term borrowings	117,000	124,000	76,111	88,989	12,940
Secured borrowings	7,372	7,439	7,498	7,560	7,619
Other liabilities	30,883	28,190	27,887	27,494	27,950
Total liabilities	2,313,680	2,311,388	2,263,488	2,267,134	2,215,422

Shareholders' equity	189,479	165,432	177,744	175,887	162,950

Total liabilities and shareholders' equity	$2,503,159	$2,476,820	$2,441,232	$2,443,021	$2,378,372

Average Quarterly Balances:	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Assets
Cash and cash equivalents	$42,176	$33,238	$37,125	$29,192	$73,023
Investment securities	558,423	598,604	610,009	623,097	637,825
Restricted investments in bank stock	3,854	3,763	3,834	5,418	3,840
Loans and leases	1,664,905	1,640,411	1,625,509	1,609,655	1,540,999
Allowance for credit losses on loans	(19,222)	(18,812)	(18,296)	(18,380)	(17,113)
Premises and equipment, net	33,629	31,746	31,989	31,477	31,190
Life insurance cash surrender value	54,449	54,110	53,782	53,995	53,925
Goodwill and core deposit intangible	20,844	20,930	21,018	21,120	21,210
Other assets	46,028	44,346	42,630	43,690	47,715

Total assets	$2,405,086	$2,408,336	$2,407,600	$2,399,264	$2,392,614

Liabilities
Non-interest-bearing deposits	$533,663	$548,682	$568,202	$585,987	$609,262
Interest-bearing deposits	1,616,826	1,607,793	1,561,412	1,559,212	1,589,129
Total deposits	2,150,489	2,156,475	2,129,614	2,145,199	2,198,391
Short-term borrowings	48,490	37,595	64,558	48,937	3,875
Secured borrowings	7,412	7,470	7,529	7,548	7,654
Other liabilities	30,745	29,638	29,479	29,651	30,489
Total liabilities	2,237,136	2,231,178	2,231,180	2,231,335	2,240,409

Shareholders' equity	167,950	177,158	176,420	167,929	152,205

Total liabilities and shareholders' equity	$2,405,086	$2,408,336	$2,407,600	$2,399,264	$2,392,614

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Selected returns and financial ratios
Basic earnings per share	$0.08	$0.94	$0.95	$1.25	$1.27
Diluted earnings per share	$0.08	$0.93	$0.94	$1.24	$1.26
Dividends per share	$0.38	$0.36	$0.36	$0.36	$0.36
Yield on interest-earning assets (FTE)*	4.36%	4.18%	4.12%	4.06%	3.78%
Cost of interest-bearing liabilities	2.36%	2.17%	1.84%	1.33%	0.74%
Cost of funds	1.79%	1.63%	1.37%	0.98%	0.53%
Net interest spread (FTE)*	2.00%	2.01%	2.28%	2.73%	3.04%
Net interest margin (FTE)*	2.66%	2.63%	2.82%	3.13%	3.27%
Return on average assets	0.08%	0.88%	0.89%	1.19%	1.18%
Pre-provision net revenue to average assets*	0.03%	1.02%	1.10%	1.46%	1.56%
Return on average equity	1.10%	11.96%	12.19%	17.00%	18.63%
Return on average tangible equity*	1.26%	13.56%	13.84%	19.45%	21.64%
Efficiency ratio (FTE)*	63.74%	65.01%	64.72%	57.72%	56.02%
Expense ratio	2.43%	1.39%	1.48%	1.41%	1.48%

	Years ended
	Dec. 31, 2023	Dec. 31, 2022
Basic earnings per share	$3.21	$5.32
Diluted earnings per share	$3.19	$5.29
Dividends per share	$1.46	$1.35
Yield on interest-earning assets (FTE)*	4.18%	3.56%
Cost of interest-bearing liabilities	1.93%	0.40%
Cost of funds	1.44%	0.29%
Net interest spread (FTE)*	2.25%	3.16%
Net interest margin (FTE)*	2.81%	3.28%
Return on average assets	0.76%	1.25%
Pre-provision net revenue to average assets*	0.90%	1.57%
Return on average equity	10.56%	17.37%
Return on average tangible equity*	12.03%	19.81%
Efficiency ratio (FTE)*	62.67%	56.02%
Expense ratio	1.69%	1.45%

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

Non-GAAP Measures	Three Months Ended		Twelve Months Ended
(dollars in thousands except per share data)	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Net income	$468	$7,146	$18,210	$30,021
Loss (gain) on the sale of available-for-sale debt securities, net of income taxes	5,109	-	5,110	(3)
Adjusted net income*	$5,577	$7,146	$23,320	$30,018
Adjusted basic earnings per share*	$0.98	$1.27	$4.11	$5.32
Adjusted diluted earnings per share*	$0.97	$1.26	$4.08	$5.29
Adjusted return on average assets*	0.92%	1.18%	0.97%	1.25%
Adjusted return on average tangible equity*	15.04%	21.64%	15.40%	19.81%

Other financial data	At period end:
(dollars in thousands except per share data)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Assets under management	$876,287	$799,968	$840,068	$809,897	$736,401
Book value per share	$33.22	$29.04	$31.29	$31.05	$28.94
Tangible book value per share*	$29.57	$25.37	$27.59	$27.33	$25.18
Equity to assets	7.57%	6.68%	7.28%	7.20%	6.85%
Tangible common equity ratio*	6.79%	5.89%	6.48%	6.39%	6.01%
Allowance for credit losses on loans to:
Total loans	1.12%	1.14%	1.13%	1.10%	1.10%
Non-accrual loans	5.68x	6.24x	5.25x	5.36x	6.77x
Non-accrual loans to total loans	0.20%	0.18%	0.21%	0.21%	0.16%
Non-performing assets to total assets**	0.13%	0.14%	0.15%	0.14%	0.17%
Net charge-offs to average total loans	0.04%	0.04%	0.05%	0.04%	0.04%

Capital Adequacy Ratios
Total risk-based capital ratio	14.67%	14.76%	14.71%	14.59%	14.35%
Common equity tier 1 risk-based capital ratio	13.42%	13.58%	13.52%	13.42%	13.27%
Tier 1 risk-based capital ratio	13.42%	13.58%	13.52%	13.42%	13.27%
Leverage ratio	9.15%	9.22%	9.08%	8.92%	8.69%

* Non-GAAP Financial Measures - see reconciliations below

**Note that based on the Company’s adoption of ASU 2022-02, Financial Instruments-Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures, the recognition and measurement guidance related to troubled debt restructurings (TDR) has been eliminated. As such, TDRs were removed from non-performing assets for the current reporting period to adhere to this standard. Prior periods included accruing TDRs in non-performing assets.

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
FTE net interest income (non-GAAP)
Interest income (GAAP)	$24,840	$23,678	$22,979	$22,338	$21,294
Adjustment to FTE	664	700	725	760	700
Interest income adjusted to FTE (non-GAAP)	25,504	24,378	23,704	23,098	21,994
Interest expense (GAAP)	9,939	9,039	7,497	5,313	2,967
Net interest income adjusted to FTE (non-GAAP)	$15,565	15,339	16,207	17,785	19,027

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$12,804	$12,784	$13,425	$12,857	$12,854

Net interest income (GAAP)	14,901	14,639	15,482	17,025	18,327
Plus: taxable equivalent adjustment	664	700	725	760	700
Non-interest income (GAAP)	(1,944)	4,325	4,535	4,489	3,920
Less: (Loss) gain on sales of securities	(6,467)	-	-	(1)	-
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$20,089	$19,664	$20,742	$22,275	$22,947
Efficiency ratio (non-GAAP) (1)	63.74%	65.01%	64.72%	57.72%	56.02%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,503,159	$2,476,820	$2,441,232	$2,443,021	$2,378,372
Less: Intangible assets, primarily goodwill	(20,812)	(20,897)	(20,981)	(21,071)	(21,167)
Tangible assets	2,482,347	2,455,923	2,420,251	2,421,950	2,357,205
Total shareholders' equity (GAAP)	189,479	165,432	177,744	175,887	162,950
Less: Intangible assets, primarily goodwill	(20,812)	(20,897)	(20,981)	(21,071)	(21,167)
Tangible common equity	168,667	144,535	156,763	154,816	141,783

Common shares outstanding, end of period	5,703,636	5,696,351	5,681,260	5,665,255	5,630,794
Tangible Common Book Value per Share	$29.57	$25.37	$27.59	$27.33	$25.18
Tangible Common Equity Ratio	6.79%	5.89%	6.48%	6.39%	6.01%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$107	$5,930	$5,967	$8,252	$8,857
Plus: Provision for credit losses	47	250	625	405	536
Total pre-provision net revenue (non-GAAP)	154	6,180	6,592	8,657	9,393
Total (annualized) (non-GAAP)	$609	$24,517	$26,440	$35,110	$37,267

Average assets	$2,405,086	$2,408,336	$2,407,600	$2,399,264	$2,392,614
Pre-Provision Net Revenue to Average Assets (non-GAAP)	0.03%	1.02%	1.10%	1.46%	1.56%

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Years ended
(dollars in thousands)	Dec. 31, 2023	Dec. 31, 2022
FTE net interest income (non-GAAP)
Interest income (GAAP)	$93,835	$78,672
Adjustment to FTE	2,850	2,738
Interest income adjusted to FTE (non-GAAP)	96,685	81,410
Interest expense (GAAP)	31,788	6,398
Net interest income adjusted to FTE (non-GAAP)	$64,897	75,012

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$51,870	$51,361

Net interest income (GAAP)	62,047	72,274
Plus: taxable equivalent adjustment	2,850	2,738
Non-interest income (GAAP)	11,405	16,642
Less: (Loss) gain on sales of securities	(6,468)	4
Net interest income (FTE) plus non-interest income (non-GAAP)	$82,770	$91,650
Efficiency ratio (non-GAAP) (1)	62.67%	56.04%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$20,256	$35,468
Plus: Provision for credit losses	1,327	2,087
Total pre-provision net revenue (non-GAAP)	$21,583	$37,555

Average assets	$2,405,096	$2,401,922
Pre-Provision Net Revenue to Average Assets (non-GAAP)	0.90%	1.56%